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Exhibit 10.22

HUNTSMAN CORPORATION
STOCK INCENTIVE PLAN

Stock Appreciation Rights Agreement

Grantee:

Date of Grant:

SAR Grant Number:

Exercise Price per Share:	$

Number of SARs Granted:

        1.    Notice of Grant.    You are hereby granted stock appreciation rights ("SARs") pursuant to the Huntsman Corporation Stock Incentive Plan (the "Plan") with respect to the number of shares of Common Stock of Huntsman Corporation (the "Company") set forth above, subject to the terms and conditions of the Plan and this Agreement.

        2.    Vesting and Exercise of SARs.    Subject to the further provisions of this Agreement, the SARs shall become vested and may be exercised in accordance with the following schedule, by written notice to the Company at its principal executive office addressed to the attention of its Secretary (or such other officer or employee of the Company as the Company may designate from time to time):

Anniversary of Date of Grant		Cumulative Vested Percentage
1	st	33 1/3%
2	nd	66 2/3%
3	rd	100%

        If your employment with the Company is terminated for any reason (including without limitation on account of death, disability, or retirement), the SARs, to the extent vested on the date of your termination, may be exercised, at any time during the six month period following such termination, by you or by your guardian or legal representative (or by your estate or the person who acquires the SARs by will or the laws of descent and distribution or otherwise by reason of the death of you if you die during such period), but in each case only as to the vested number of SARs, if any, that you were entitled to purchase hereunder as of the date your employment so terminates. All SARs that are not vested on your termination of employment shall be automatically cancelled and forfeited without consideration upon your termination. For purposes of this Agreement, "employment with the Company" shall include being an employee or a director of, or a consultant to, the Company or an Affiliate.

        There is no minimum or maximum number of SARs that must be exercised. Instead, the SARs may be exercised, at any time and from time to time, for any number of SARs that are then vested according to the provisions of this Agreement.

        Notwithstanding any of the foregoing, the SARs shall not be exercisable in any event after the expiration of 10 years from the above Date of Grant.

        3.    Nontransferability of SARs.    Without the express written consent of the Committee, which may be withheld for any reason in its sole discretion, the SARs may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during your lifetime only by you. The terms of the Plan and this Agreement shall be binding upon your executors, administrators, heirs, successors and assigns.

        4.    Entire Agreement; Governing Law.    The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof, and may not be modified materially adversely to your interest except by means of a writing signed by the Company and you. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Delaware.

        5.    Amendment.    Except as provided below, this Agreement may not be modified in any respect by any oral statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement which materially adversely affects your rights hereunder unless signed by you and by an officer of the Company who is expressly authorized by the Company to execute such document. This Agreement may, however, be amended as permitted by the terms of the Plan, as in effect on the date of this Agreement.

        6.    Withholding of Tax.    To the extent that the exercise of an SAR results in the receipt of compensation by you with respect to which the Company or an Affiliate has a tax withholding obligation pursuant to applicable law, unless other arrangements have been made by you that are acceptable to the Company or such Affiliate, which, with the consent of the Committee, may include withholding a number of SARs that would otherwise be delivered on exercise or vesting that have an aggregate Fair Market Value that does not exceed the amount of taxes to be withheld, you shall deliver to the Company or the Affiliate such amount of money as the Company or the Affiliate may require to meet its withholding obligations under such applicable law. No delivery of SARs shall be made pursuant to the exercise of an SAR under this Agreement until you have paid or made arrangements approved by the Company or the Affiliate to satisfy in full the applicable tax withholding requirements of the Company or Affiliate.

        7.    General.    You agree that the SARs are granted under and governed by the terms and conditions of the Plan and this Agreement. In the event of any conflict, the terms of the Plan shall control. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

HUNTSMAN CORPORATION
By:
Name:
Title:
GRANTEE
Signature

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HUNTSMAN CORPORATION STOCK INCENTIVE PLAN Stock Appreciation Rights Agreement